Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-198380 on Form S-4 of Zimmer Holdings, Inc. of our report dated August 20, 2014 relating to the consolidated financial statements and financial statement schedules of LVB Acquisition, Inc. and subsidiaries appearing in the consent solicitation statement/prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “LVB Unaudited Prospective Financial Information” and “Experts” in such consent solicitation statement/prospectus.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana

September 26, 2014